Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 7, 2014

Plum Creek Timber Company, Inc.

601 Union Street, Suite 3100

Seattle, Washington 98101

Re:	Plum Creek Timber Company, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company and Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (ii) fractional interests in any series of Preferred Stock represented by depositary shares (the “Depositary Shares”), evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), to be entered into between the Company and a depositary to be named therein (each, a “Depositary”); (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), which may be issued by the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”), to be entered into between the Company and a warrant agent to be named therein (each, a “Warrant Agent”); and (v) guarantees by the Company (the “Guarantees” and, together with the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants, the “Offered Securities”) of senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”) which may be issued by the Partnership under an indenture, dated as of November 14, 2005 (as amended or supplemented, the “Indenture”), among the

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Partnership, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined and relied upon the following:

(i)	the Registration Statement;

(ii)	an executed copy of the Indenture, incorporated by reference as an exhibit to the Registration Statement;

(iii)	the form of Warrant Agreement, incorporated by reference as an exhibit to the Registration Statement;

(iv)	the form of Deposit Agreement, incorporated by reference as an exhibit to the Registration Statement;

(v)	a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, and certified by José J. Quintana, Assistant Secretary of the Company (the “Certificate of Incorporation”);

(vi)	a copy of the Certificate of Limited Partnership of the Partnership, certified by the Secretary of State of the State of Delaware, and certified by José J. Quintana, Assistant Secretary of the Company, the sole member of the general partner of the Partnership (the “Certificate of Partnership”);

(vii)	a copy of the Amended and Restated By-laws of the Company, as amended and in effect as of the date hereof, certified by José J. Quintana, Assistant Secretary of the Company (the “By-laws”);

(viii)	a copy of the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 29, 2008, by and between Plum Creek Timber I, L.L.C., as the general partner, and the Company, as the initial limited partner, certified by José J. Quintana, Assistant Secretary of the Company, the sole member of the general partner of the Partnership (the “Partnership Agreement”);

(ix)	a specimen certificate representing the Common Stock, incorporated by reference as an exhibit to the Registration Statement; and

(x)	a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”), adopted on November 1, 2011, certified by José J. Quintana, Assistant Secretary of the Company.

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We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Partnership and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Partnership and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Partnership and others and of public officials. We have also assumed that each Warrant Agreement and each Deposit Agreement will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Offered Securities, the Indenture, each Warrant Agreement and each Deposit Agreement will not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or the By-laws or any agreement or other instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. With respect to the Partnership, we have assumed that the terms of the Offered Debt Securities (as defined herein) will have been established so as not to, and that the execution and delivery by the Partnership of, and the performance by the Partnership of its obligations under, the Offered Debt Securities and the Indenture will not violate, conflict with or constitute a default under (i) the Certificate of Partnership or the Partnership Agreement or any agreement or other instrument to which the Partnership or its properties is subject, (ii) any law, rule or regulation to which the Partnership or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

The opinions stated herein are subject to the following further qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to the enforceability of any provision contained in any agreement or instrument relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

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(c) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any agreement or instrument, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

(d) with respect to the enforceability of all obligations under the Indenture and any Offered Debt Securities not denominated in U.S. dollars, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. Our opinions are subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights, and we do not express any opinion as to the enforceability of the provisions of the Indenture or any Offered Debt Securities providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under the Indenture or such Offered Debt Securities from a court judgment in another currency;

(e) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any agreement or instrument or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(f) except to the extent expressly stated in the opinions contained herein, we have assumed that each agreement or instrument constitutes the valid and binding obligation of each party to such agreement or instrument, enforceable against such party in accordance with its terms;

(g) we have assumed that the laws of the State of New York will be chosen to govern each Warrant Agreement and each Deposit Agreement and that such choice is and will be a valid and legal provision;

(h) we have assumed that any Debt Securities, Warrants or Depositary Shares that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee, Warrant Agent or Depositary, as the case may be;

(i) we do not express any opinion with respect to the enforceability of applicable provisions contained in the Offered Guarantees or the Indenture to the extent that such provisions provide that the obligations of the Company are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(j) we do not express any opinion with respect to the enforceability of applicable provisions contained in the Offered Guarantees or the Indenture to the extent that such provisions limit the obligation of the Company under the Offered Guarantees, or any right of contribution of any party with respect to the Offered Guarantees, to a level that would not constitute a fraudulent conveyance; and

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(k) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to the shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a certificate of designation for the Offered Preferred Shares in accordance with the applicable provisions of the DGCL (each, a “Certificate of Designation); (iv) the filing of such Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred and become effective; (v) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Shares, and the By-laws so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) if the Offered Preferred Shares are to be certificated, certificates in the form required under the DGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Stock duly issued upon exercise of any Warrants or surrender of any Depositary Shares), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized by all requisite corporate action on the

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part of the Company under the DGCL and will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

2. With respect to any Depositary Shares offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Depositary Shares, the consideration to be received therefor, the related series of Preferred Stock and related matters, including the adoption of a Certificate of Designation for such related series of Preferred Stock in accordance with the applicable provisions of the DGCL; (iv) the filing of the applicable Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred and become effective; (v) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Depositary; (vii) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the DGCL and delivered to the depositary for deposit in accordance with the applicable Deposit Agreement; and (viii) the Receipts, in the form contemplated by the applicable Deposit Agreement, evidencing such Offered Depositary Shares, have been duly issued against the deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement, the Offered Depositary Shares, when issued in accordance with the applicable Deposit Agreement and when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company entitled to the benefits of the applicable Deposit Agreement and enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

3. With respect to any Common Stock offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the

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issuance and sale of the Offered Common Shares, the consideration to be received therefor and related matters; (iv) terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) if the Offered Common Shares are to be certificated, certificates in the form examined by us have been manually signed by an authorized officer of the Company and the transfer agent and registered by such transfer agent and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any Common Stock duly issued upon conversion or exchange of any Preferred Stock or any Offered Debt Securities or upon exercise of any Warrants), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

4. With respect to any Warrants offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters; (iv) terms of the Offered Warrants and of their issuance and sale have been duly established and are then in conformity with the applicable Warrant Agreement, the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto; (vi) the related shares of Preferred Stock or Common Stock for which the Warrants are exercisable have been duly authorized for issuance in accordance with the DGCL; and (vii) the Offered Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants will be valid and binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement and enforceable against the Company in accordance with their terms under the laws of the State of New York.

5. With respect to the Guarantees offered by the Company pursuant to the Registration Statement (the “Offered Guarantees”), when (i) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities and the Offered Guarantees

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has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to fix and determine the terms and to authorize the issuance and delivery of the Offered Guarantees by the Company; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken, all necessary corporate action, including causing the general partner of the Partnership to take any necessary partnership action, to approve the issuance, sale and terms of the related series of Debt Securities (the “Offered Debt Securities”) by the Partnership, the consideration to be received therefor and related matters; (iv) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Partnership and the other parties thereto; (v) terms of the Offered Guarantees and the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation, the By-laws, the Certificate of Partnership or the Partnership Agreement or result in a default under or breach of any agreement or instrument binding upon the Company or the Partnership, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Partnership; and (v) the Offered Guarantees and the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Guarantees will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP